Exhibit 10.1

GLOBAL EXCLUSIVE LICENSE AGREEMENT — VXM01 | CONFIDENTIAL

GLOBAL EXCLUSIVE LICENSE AGREEMENT

for

VXM01 Oral Cancer Immunotherapy Platform

Among

OSR HOLDINGS, INC.

a Delaware corporation, publicly listed on NASDAQ (Ticker: OSRH)

—

VAXIMM AG

a Swiss corporation and wholly-owned subsidiary of OSR Holdings, Inc.

(OSR Holdings, Inc. and Vaximm AG, collectively, the Licensor)

—

BCM EUROPE AG

a Swiss corporation (BCME or Licensee)

Effective Date: April 29, 2026

CONFIDENTIAL

Governed by Swiss Law (Canton of Basel-Stadt)

© 2026 OSR Holdings, Inc. | Vaximm AG | BCM Europe AG

GLOBAL EXCLUSIVE LICENSE AGREEMENT — VXM01 | CONFIDENTIAL

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GLOBAL EXCLUSIVE LICENSE AGREEMENT — VXM01 | CONFIDENTIAL

This GLOBAL EXCLUSIVE LICENSE AGREEMENT (this Agreement) is entered into as of April 29, 2026 (the “Effective Date”), by and among:

(1)	OSR Holdings, Inc. (OSRH), a corporation organized and existing under the laws of the State of Delaware, United States of America, with its principal place of business at Bellevue, Washington, USA, publicly listed on the NASDAQ Capital Market under the ticker symbol OSRH;

(2)	Vaximm AG (Vaximm), a stock corporation (Aktiengesellschaft) organized and existing under the laws of Switzerland, with its registered office in Basel, Switzerland, and a wholly-owned subsidiary of OSRH; and

(3)	BCM Europe AG (BCME or Licensee), a stock corporation (Aktiengesellschaft) organized and existing under the laws of Switzerland, with its registered office in Zug, Switzerland.

OSRH and Vaximm are referred to collectively herein as the Licensor. BCME is sometimes referred to herein as the “Licensee.”

OSRH, Vaximm, and BCME are referred to collectively herein as the Parties and each individually as a Party.

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RECITALS

A.	Vaximm is the developer and owner of VXM01, an oral DNA-based immunotherapy platform targeting vascular endothelial growth factor receptor-2 (VEGFR-2), which is currently Phase-2b-ready and has been evaluated in clinical studies in glioblastoma multiforme (GBM) and pancreatic ductal adenocarcinoma (PDAC).

B.	OSRH is the parent company and sole shareholder of Vaximm, holds all intellectual property rights in and to VXM01 through Vaximm, and has been designated as the direct beneficiary of all milestone payments and royalty pass-through amounts under this Agreement.

C.	BCME is a Swiss-based investment entity organized for the purpose of funding and commercializing biopharmaceutical assets, and operates a dedicated fund vehicle known as BCM Decentralized Science Investors I, LP (the Fund), through which it intends to finance the development and out-licensing of VXM01.

D.	BCME is, as of the Effective Date, the controlling and largest shareholder of OSRH, and acknowledges its unique position as both Licensee and controlling shareholder.

E.	The Parties entered into a Binding Term Sheet dated March 23, 2026 (the Term Sheet), which superseded and replaced a prior term sheet dated January 13, 2025, establishing the framework for the transaction contemplated herein.

F.	Because the transaction involves affiliated entities, an independent fairness opinion was obtained from Avance Life Sciences AG (the Fairness Opinion), which concluded that the financial terms of the transaction are fair, from a financial point of view, to Vaximm, OSRH, and the stockholders of OSRH.

G.	The Parties desire to enter into this Agreement to set forth the complete terms and conditions governing the license of VXM01, the associated development financing, milestone payment obligations, royalty pass-through mechanics, equity participation rights, and all related matters.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the context in which they are used.

“Affiliate” means with respect to any Party, any entity that directly or indirectly controls, is controlled by, or is under common control with such Party, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract, or otherwise.

“Agreement” means this Global Exclusive License Agreement, including all Exhibits attached hereto, as amended from time to time.

“BCME” means BCM Europe AG, as defined in the preamble.

“Blockchain / TAC Mechanism” means the conditional royalty distribution mechanism described in Article 7, applicable only if Vaximm elects to draw development capital from the BCM Royalty Fund.

“Clinical Milestone” means each event specified in Exhibit A under the heading “Clinical Milestones” that, upon achievement, triggers a corresponding milestone payment obligation of BCME.

“Commercial Milestone” means each event specified in Exhibit A under the heading “Commercial Milestones” that, upon achievement, triggers a corresponding milestone payment obligation of BCME.

“Confidential Information” means any and all information or data, in any form (written, oral, electronic, or otherwise), disclosed by one Party to another Party in connection with this Agreement that is designated as confidential or that, given the nature of the information or the circumstances of disclosure, reasonably should be understood to be confidential, including but not limited to scientific data, clinical data, regulatory dossiers, financial projections, milestone schedules, business strategies, and the terms of this Agreement.

“Development Plan” means the written plan attached as Exhibit C, setting forth the key activities, timelines, and responsibilities for VXM01 development through the execution of an Ultimate License Agreement, as updated from time to time by mutual written agreement of the Parties.

“Asset Purchase Agreement” means the definitive asset purchase agreement to be entered into between Vaximm (as seller) and OSRH (as buyer) for the outright sale and transfer of the Transferred Assets, with a gross purchase price of USD 30,000,000, to be finalized and executed by the Parties within thirty (30) days following the Effective Date, as further described in Article 3 and Exhibit D.

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“Effective Date” means April 29, 2026.

“Equity Option” means the put option granted to OSRH under Article 6, pursuant to which OSRH may require BCME to purchase up to USD 15,000,000 of OSRH common stock at USD 10.00 per share.

“APA Purchase Price” means the gross purchase price of USD 30,000,000 payable by OSRH to Vaximm pursuant to the Asset Purchase Agreement for the acquisition of the Transferred Assets.

“Transferred Assets” means all patents, patent applications, and other intellectual property rights within the VXM01 patent family owned by Vaximm as of the Effective Date and to be transferred to OSRH pursuant to the Asset Purchase Agreement, as more particularly identified in Exhibit B.

“Fairness Opinion” means the written fairness opinion dated April 2026 issued by Avance Life Sciences AG to the effect that the financial terms of the transaction contemplated by this Agreement are fair, from a financial point of view, to Vaximm, OSRH, and the stockholders of OSRH.

“FDA” means the United States Food and Drug Administration, or any successor governmental authority.

“Fund” means BCM Decentralized Science Investors I, LP, the dedicated fund vehicle through which BCME channels capital for VXM01 development.

“GBM” means glioblastoma multiforme, one of the Licensed Indications under this Agreement.

“Governing Law” means Swiss law, including specifically the law of the Canton of Basel-Stadt, Switzerland.

“IND” means an Investigational New Drug Application as defined by the FDA, or equivalent filing with a Regulatory Authority in any other jurisdiction.

“Intellectual Property” means all patents, patent applications, utility models, design rights, trademarks, trade secrets, know-how, data, clinical data packages, regulatory files, CMC packages, manufacturing processes, formulations, cell lines, biological materials, copyrights, and other intellectual property rights, whether registered or unregistered, relating to or embodied in the Licensed Product.

“Licensed Field” means all human therapeutic, prophylactic, and diagnostic applications of VXM01, across all indications, worldwide.

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“Licensed Indications” means initially, GBM and PDAC; and such other oncology and non-oncology indications as may be included in the Licensed Field from time to time upon the mutual consent of Licensor and Licensee and otherwise subject to all terms and conditions of this Agreement..

“Licensed IP” means all Intellectual Property owned by or licensed to Vaximm (or OSRH on Vaximm’s behalf) as of the Effective Date or developed or acquired during the Term that relates to VXM01, including those listed in Exhibit B.

“Licensed Product” means VXM01, the oral DNA-based immunotherapy targeting VEGFR-2, including any formulation, combination, modification, improvement, or derivative thereof, and any product incorporating, embodying, or using the Licensed IP.

“Licensor” means OSRH and Vaximm, collectively.

“Milestone Payment” means any payment obligation arising under Article 4 upon achievement of a Clinical Milestone, Regulatory Milestone, or Commercial Milestone, as further described in Exhibit A.

“Minimum Preferred Return” means a preferred return on capital deployed by the Fund in connection with VXM01, accruing at a rate not to exceed fifteen percent (15%) per annum, compounded annually, as described in Section 5.2.

“NDA” means a New Drug Application as defined by the FDA, or equivalent regulatory submission in any jurisdiction.

“Net Sales” means the gross invoiced sales price of the Licensed Product by or on behalf of an Ultimate Licensee (or any sub-licensee thereof) to unaffiliated third parties, less: (a) customary trade discounts actually allowed; (b) credits, returns, or allowances; (c) freight, insurance, and import/export duties; (d) sales, use, or excise taxes; and (e) cost of packaging directly attributable to the Licensed Product.

“Negative Milestone Delta” has the meaning set forth in Section 5.2.

“OSRH” means OSR Holdings, Inc., as defined in the preamble.

“PDAC” means pancreatic ductal adenocarcinoma, one of the Licensed Indications under this Agreement.

“Regulatory Authority” means any governmental authority responsible for granting approvals or authorizations for clinical development, manufacturing, marketing, or commercialization of drug products in a given country or territory, including without limitation the FDA (United States), EMA (European Union), PMDA (Japan), and MFDS (Korea).

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“Regulatory Milestone” means each regulatory event specified in Exhibit A under the heading “Regulatory Milestones” that, upon achievement, triggers a corresponding milestone payment obligation of BCME.

“Term” means the period commencing on the Effective Date and continuing until the expiration or termination of this Agreement pursuant to Article 13.

“Term Sheet” means the Binding Term Sheet dated March 23, 2026, among OSRH, Vaximm, and BCME, as amended, which this Agreement supersedes in its entirety.

“Territory” means worldwide.

“Ultimate License Agreement” means any license, sublicense, collaboration, co-promotion, or commercialization agreement entered into by BCME or the Fund (or their Affiliates) with a global pharmaceutical or biotechnology company for the development and/or commercialization of the Licensed Product.

“Ultimate Licensee” means the counterparty to an Ultimate License Agreement.

“Vaximm” means Vaximm AG, as defined in the preamble.

“VEGFR-2” means vascular endothelial growth factor receptor-2, the molecular target of VXM01.

“VXM01” means the oral DNA-based immunotherapy platform targeting VEGFR-2, as developed by Vaximm, including all formulations, presentations, dosage forms, derivatives, and modifications thereof.

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ARTICLE 2 GRANT OF LICENSE

2.1 Grant

Subject to the terms and conditions of this Agreement, Vaximm (with OSRH’s consent and guarantee) hereby grants to BCME an exclusive (even as to Vaximm and OSRH), sublicensable, worldwide license under the Licensed IP to:

(a)	research, develop, manufacture, have manufactured, use, import, export, market, promote, sell, offer for sale, and commercialize the Licensed Product in the Territory in the Licensed Field;

(b)	enter into sublicenses or sub-sublicenses with third parties, including the Ultimate Licensee, for any or all of the rights granted under this Section 2.1; and

(c)	prosecute, maintain, defend, and enforce the Licensed IP in the Territory, at BCME’s expense and in coordination with Vaximm.

2.2 Sublicensing

BCME shall have the right to grant sublicenses of the rights granted under Section 2.1 without the prior written consent of Licensor, provided that: (a) each sublicense is consistent with and subject to the terms and conditions of this Agreement; (b) BCME remains primarily liable for all obligations of its sublicensees; and (c) BCME provides written notice to Licensor within thirty (30) days of executing any sublicense agreement at the level of the Ultimate License Agreement.

2.3 Retained Rights

Vaximm and OSRH retain no rights to exploit the Licensed IP in the Licensed Field during the Term, except as expressly set forth in this Agreement. For the avoidance of doubt, neither Vaximm nor OSRH shall grant any other licenses or rights in the Licensed IP in the Licensed Field to any third party during the Term without the prior written consent of BCME.

2.4 No Implied Licenses

Except as expressly provided in this Agreement, no license or other rights are granted by implication, estoppel, or otherwise. All rights not expressly granted to BCME are reserved by Vaximm and OSRH.

2.5 Technology Transfer

Within sixty (60) days following the Effective Date, Vaximm shall transfer or make available to BCME (or its designated representatives) all Licensed IP in Vaximm’s possession or control that is necessary or reasonably useful to enable BCME to exercise the rights granted herein, including all regulatory files, clinical data packages, CMC packages, manufacturing know-how, and existing third-party agreements relating to VXM01. Vaximm shall provide reasonable technical assistance in connection with such transfer at no additional cost to BCME.

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ARTICLE 3 ASSET PURCHASE AGREEMENT

3.1 Agreement to Purchase and Sell

The Parties agree that, as part of the overall transaction contemplated by this Agreement, Vaximm shall sell, transfer, and assign to OSRH, and OSRH shall purchase and acquire from Vaximm, all right, title, and interest in and to the Transferred Assets (as defined in Article 1 and further identified in Exhibit B), free and clear of all encumbrances, liens, and third-party rights (other than as expressly disclosed in Exhibit B), pursuant to the Asset Purchase Agreement to be entered into between the Parties. The gross purchase price for the Transferred Assets shall be USD 30,000,000 (the “APA Purchase Price”), payable by OSRH to Vaximm in accordance with the payment terms set forth in the Asset Purchase Agreement.

3.2 Obligation to Execute Asset Purchase Agreement

The Parties shall negotiate in good faith and execute the Asset Purchase Agreement no later than thirty (30) days following the Effective Date of this Agreement (the “APA Execution Deadline”). The Asset Purchase Agreement shall provide for, at minimum:

(a)	an outright sale, transfer, and assignment of all of Vaximm’s right, title, and interest in and to the Transferred Assets to OSRH, with full warranties of title and non-encumbrance;

(b)	a gross purchase price of USD 30,000,000 (the APA Purchase Price), with payment terms to be agreed between the Parties; and

(c)	customary representations, warranties, covenants, closing conditions, and indemnification provisions appropriate for a transaction of this nature.

3.3 Effect on License; Licensor IP Warranty

Upon closing of the Asset Purchase Agreement, OSRH shall become the sole legal and beneficial owner of the Transferred Assets. The license granted to BCME under Article 2 shall continue in full force and effect without interruption following the transfer of the Transferred Assets from Vaximm to OSRH, and all references in this Agreement to the “Licensed IP” shall, following the closing of the Asset Purchase Agreement, be construed to refer to the Transferred Assets as owned by OSRH. OSRH, as the new owner of the Transferred Assets, shall assume all of Vaximm’s obligations with respect to the Licensed IP under Articles 9 and 10 of this Agreement.

3.4 Relationship to Milestone Obligations

For the avoidance of doubt, the Asset Purchase Agreement and the APA Purchase Price are separate from, and shall not offset or reduce, any Milestone Payment or royalty pass-through obligation of BCME under Articles 4 and 5 of this Agreement. The APA Purchase Price represents consideration payable by OSRH to Vaximm for the transfer of the Transferred Assets, and BCME is neither a party to, nor an obligor under, the Asset Purchase Agreement.

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ARTICLE 4 MILESTONE PAYMENTS

4.1 Milestone Payment Obligations

BCME (acting through the Fund) shall pay to OSRH milestone payments in an aggregate amount of up to USD 815,000,000 upon achievement of the milestones set forth in Exhibit A (as further described in Sections 4.2 through 4.4 below and the detailed schedule therein). All Milestone Payments shall be made directly to OSRH and not to Vaximm.

4.2 Clinical Milestones

The following clinical milestones shall trigger payment obligations by BCME to OSRH, in the amounts set forth opposite each milestone below:

GBM Clinical Milestones:

Milestone Event	Payment to OSRH
End of Phase II (GBM)	USD 5,000,000
End of Phase III (GBM)	USD 15,000,000
GBM Clinical Subtotal	USD 20,000,000

PDAC Clinical Milestones:

Milestone Event	Payment to OSRH
End of Phase II (PDAC)	USD 7,000,000
End of Phase III (PDAC)	USD 20,000,000
PDAC Clinical Subtotal	USD 27,000,000

4.3 Regulatory Milestones

The following regulatory approval events shall trigger payment obligations by BCME to OSRH:

Regulatory Milestone Event	Payment to OSRH
FDA Filing (BLA/NDA) – GBM	USD 5,000,000
FDA Approval – USA (GBM)	USD 15,000,000
EMA Approval – EU5 (GBM)	USD 10,000,000
MFDS Approval – Korea (GBM)	USD 5,000,000
FDA Filing (BLA/NDA) – PDAC	USD 10,000,000
FDA Approval – USA (PDAC)	USD 25,000,000
EMA Approval – EU5 (PDAC)	USD 15,000,000
MFDS Approval – Korea (PDAC)	USD 8,000,000
Regulatory Subtotal	USD 93,000,000

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4.4 Commercial and Net Sales Milestones

The following commercial and net sales threshold events shall trigger payment obligations by BCME to OSRH:

GBM Commercial Milestones:

Commercial Milestone Event	Payment to OSRH
First Commercial Sale – GBM	USD 5,000,000
GBM Net Sales > USD 50M	USD 10,000,000
GBM Net Sales > USD 100M	USD 15,000,000
GBM Net Sales > USD 200M	USD 35,000,000
GBM Net Sales > USD 250M	USD 50,000,000
GBM Commercial Subtotal	USD 115,000,000

PDAC Commercial Milestones:

Commercial Milestone Event	Payment to OSRH
First Commercial Sale – PDAC	USD 10,000,000
PDAC Net Sales > USD 100M	USD 25,000,000
PDAC Net Sales > USD 250M	USD 50,000,000
PDAC Net Sales > USD 500M	USD 85,000,000
PDAC Net Sales > USD 750M	USD 110,000,000
PDAC Net Sales > USD 1.0B	USD 130,000,000
PDAC Net Sales > USD 1.25B	USD 150,000,000
PDAC Commercial Subtotal	USD 560,000,000

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Aggregate Milestone Summary:

Category	Aggregate Maximum
GBM — Clinical	USD 20,000,000
PDAC — Clinical	USD 27,000,000
GBM + PDAC — Regulatory	USD 93,000,000
GBM — Commercial	USD 115,000,000
PDAC — Commercial	USD 560,000,000
TOTAL	USD 815,000,000

4.5 Milestone Payment Terms

Unless otherwise specified in Exhibit A:

(a)	Each Milestone Payment shall be due and payable within forty-five (45) calendar days following the date on which the applicable milestone is achieved.

(b)	BCME shall provide written notice to OSRH promptly (and in any event within ten (10) Business Days) following achievement of each milestone.

(c)	Each Milestone Payment shall be made in United States Dollars by wire transfer to a bank account designated in writing by OSRH.

(d)	All Milestone Payments are one-time, non-refundable, and non-creditable against any other amounts due hereunder, except as expressly set forth in this Agreement.

(e)	Each net sales-based milestone payment shall be paid only once, regardless of whether the applicable net sales threshold is exceeded multiple times.

4.6 Milestone Payment Disputes

In the event of a bona fide dispute as to whether a milestone has been achieved, the Parties shall meet and confer within twenty (20) Business Days to resolve the dispute in good faith. If the Parties cannot resolve the dispute within sixty (60) days of such notice, the dispute shall be submitted to binding arbitration in accordance with Article 14.

4.7 Anti-Shelving Obligation

BCME shall use Commercially Reasonable Efforts to achieve each Clinical Milestone and to pursue the execution of an Ultimate License Agreement. For purposes of this Agreement, “Commercially Reasonable Efforts” means those efforts and resources that a similarly situated biopharmaceutical company of comparable size and resources would devote to a product of comparable market potential and at a comparable stage of development. BCME’s obligation to pay Milestone Payments is not contingent on commercial success, but on BCME’s timely pursuit of the Development Plan. In the event BCME materially fails to pursue the Development Plan for a period of twelve (12) consecutive months without Licensor’s prior written approval, such failure shall constitute a material breach under Section 13.2.

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ARTICLE 5 ROYALTIES AND PASS-THROUGH MECHANISM

5.1 BCME’s Royalty Obligations — Structure

BCME does not assume an independent commercial royalty obligation to Licensor in respect of Net Sales of the Licensed Product. Instead, BCME shall direct all royalties received from any Ultimate Licensee in accordance with the priority and pass-through mechanism set forth in this Article 5.

5.2 Negative Milestone Delta

For purposes of this Agreement, the “Negative Milestone Delta” means the positive difference (if any) of:

(i)	the aggregate Milestone Payments actually paid by BCME to OSRH pursuant to Article 4;

PLUS

(ii)	the Minimum Preferred Return accrued for the Limited Partners of the Fund on capital deployed in connection with VXM01 (at a rate not to exceed fifteen percent (15%) per annum, compounded annually);

MINUS

(iii)	the aggregate milestone payments actually received by BCME (or the Fund) from the Ultimate Licensee.

If the result of (i) + (ii) – (iii) is zero or negative, there is no Negative Milestone Delta and Section 5.3 shall apply immediately.

5.3 Priority Recovery of Negative Milestone Delta

If the Negative Milestone Delta is greater than zero:

(a)	BCME shall be entitled to retain one hundred percent (100%) of all royalty payments received from the Ultimate Licensee until the Negative Milestone Delta has been fully recovered;

(b)	BCME shall maintain a running ledger of the Negative Milestone Delta and provide quarterly written reports to OSRH detailing the calculation of accrued Minimum Preferred Return, milestone receipts from the Ultimate Licensee, and outstanding balance; and

(c)	BCME shall provide OSRH with copies of all relevant royalty statements received from the Ultimate Licensee within fifteen (15) Business Days of receipt.

5.4 Full Pass-Through Post-Recovery

Upon full recovery of the Negative Milestone Delta (as confirmed in writing by BCME to OSRH):

(a)	BCME shall pass through one hundred percent (100%) of all subsequent royalty payments received from any Ultimate Licensee directly to OSRH;

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(b)	BCME shall retain no ongoing royalty spread, margin, or any other economic participation in royalties derived from the Licensed Product following such full recovery; and

(c)	BCME shall remit each royalty payment to OSRH within thirty (30) calendar days of receipt thereof from the Ultimate Licensee.

5.5 Royalty Audit Rights

OSRH shall have the right, upon sixty (60) days’ prior written notice and no more than once per calendar year, to audit BCME’s royalty accounts and records relating to the Negative Milestone Delta calculation and royalty pass-through obligations. Such audit shall be conducted by an independent certified public accountant reasonably acceptable to BCME. OSRH shall bear the costs of the audit unless a discrepancy of more than five percent (5%) in BCME’s favor is found, in which case BCME shall bear the costs of the audit.

5.6 Late Payments

Any Milestone Payment or royalty pass-through payment not made when due shall accrue interest from the due date at the rate of the Swiss franc three-month SARON rate plus three percent (3%) per annum, calculated on the basis of actual days elapsed over a 365-day year.

5.7 Tax Withholding

Each Party shall be responsible for all taxes imposed on its income arising under this Agreement. If applicable law requires BCME to withhold taxes from any payment made to OSRH, BCME shall: (a) withhold the required amount; (b) pay such withheld taxes to the applicable tax authority on behalf of OSRH; and (c) promptly provide OSRH with an official receipt or equivalent document. The Parties shall cooperate to minimize withholding taxes to the extent permitted by law.

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ARTICLE 6 EQUITY PARTICIPATION RIGHT (PUT OPTION)

6.1 Grant of Put Option

OSRH is hereby granted, as part of the consideration for this Agreement, an irrevocable option (the “Equity Option” or “Put Option”) to require BCME to purchase up to USD 15,000,000 of OSRH common stock at a price of USD 10.00 per share (the “Option Price”), subject to the terms and conditions of this Article 6.

6.2 Exercise Window

The Equity Option shall be exercisable by OSRH at its sole discretion at any time during the period commencing on the date that is six (6) months following the Effective Date and ending on the date that is thirty-six (36) months following the Effective Date (the “Exercise Window”). The Equity Option shall lapse automatically and without compensation if not exercised within the Exercise Window.

6.3 Exercise Mechanics

OSRH shall exercise the Equity Option, in whole or in part, by delivering a written notice substantially in the form of Exhibit E (the “Option Exercise Notice”) to BCME specifying:

(a)	the number of shares of OSRH common stock to be issued (calculated as the exercise amount divided by USD 10.00 per share);

(b)	the intended closing date (which shall be no fewer than twenty (20) Business Days following delivery of the Option Exercise Notice); and

(c)	the account or custody details to which the shares shall be issued.

6.4 Settlement

At the closing of each exercise, BCME shall pay to OSRH the aggregate Option Price in immediately available funds in United States Dollars, and OSRH shall issue and deliver the corresponding shares of OSRH common stock (duly authorized, validly issued, fully paid, and non-assessable) to BCME or its designated nominee.

6.5 Partial Exercises

OSRH may exercise the Equity Option in multiple tranches, provided that each tranche shall be for a minimum amount of USD 1,000,000, and the aggregate amount exercised shall not exceed USD 15,000,000.

6.6 Registration Rights

Each issuance of OSRH common stock to BCME upon exercise of the Equity Option shall be effected as a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof or Regulation D promulgated thereunder. OSRH shall not be required to file any resale registration statement with the United States Securities and Exchange Commission in connection with any shares issued pursuant to the Equity Option. Following the expiration of the lock-up period set forth in Section 6.7, BCME may sell such shares pursuant to Rule 144 under the Securities Act, subject to satisfaction of the applicable conditions thereof (including, without limitation, the holding period, volume limitations, and manner-of-sale requirements), or pursuant to any other available exemption from registration. OSRH shall use commercially reasonable efforts to remain current in its reporting obligations under the Securities Exchange Act of 1934, as amended, so as to facilitate BCME’s ability to rely on Rule 144 following expiration of the lock-up period.

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6.7 Lock-Up

Shares issued to BCME upon exercise of the Equity Option shall be subject to a lock-up period of one hundred eighty (180) days from the date of issuance, during which BCME shall not, without the prior written consent of OSRH, sell, transfer, pledge, or otherwise dispose of such shares.

6.8 Effect of Termination on Equity Option

Upon termination of this Agreement pursuant to Article 13, the Equity Option shall, if not previously exercised, lapse automatically without compensation. For the avoidance of doubt, if this Agreement is terminated for any reason, BCME shall retain any shares issued and OSRH shall retain all cash received in respect of prior exercises of the Equity Option.

6.9 Acknowledgments

The Parties acknowledge that:

(a)	the Option Price of USD 10.00 per share represents a significant premium to OSRH’s market price as of the Effective Date;

(b)	BCME’s acceptance of the Put Option at such premium is a signal of BCME’s long-term commitment to VXM01 and to OSRH;

(c)	the Equity Option is structured to avoid dilution of existing OSRH shareholders at depressed market prices, with exercise reserved solely to OSRH’s discretion; and

(d)	the Equity Option is additive to and does not reduce or offset any Milestone Payment obligation of BCME under Article 4.

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ARTICLE 7 BLOCKCHAIN-BASED ROYALTY PARTICIPATION (CONDITIONAL)

7.1 Conditionality

The provisions of this Article 7 are conditional and shall apply only in the event that Vaximm elects, at its sole discretion, to draw development capital from the BCM Royalty Fund (distinct from the Facility established in Article 3). If Vaximm does not draw from the BCM Royalty Fund, this Article 7 shall be of no force or effect.

7.2 TAC Royalty Contribution (If Applicable)

In the event that Vaximm draws from the BCM Royalty Fund, Licensor shall contribute a negotiated percentage of its future commercial royalty revenue from VXM01 (as received from the Ultimate Licensee following the pass-through mechanism in Article 5) into a designated Blockchain Technology Asset Contract (“TAC”, a/k/a Taekwondo Access Credit) Royalty Distribution Wallet, for distribution to TAC token holders pursuant to the applicable TAC protocol documentation.

7.3 Deferral of Digital Asset Provisions

The Parties acknowledge that regulatory guidance applicable to public companies holding and transacting in digital assets remains evolving. The specific terms and mechanics of any TAC-related royalty participation (including the percentage of royalties to be contributed, the applicable TAC protocol, governance of the TAC Royalty Distribution Wallet, and related compliance requirements) shall be set forth in a written amendment to this Agreement, to be negotiated in good faith by the Parties (further subject to the consent of either Party to such amendment nou being unreasonably withheld) once the applicable regulatory environment is sufficiently defined. Any such amendment shall be subject to OSRH’s compliance obligations as a publicly listed company on NASDAQ.

7.4 No TAC Obligation Absent Draw

For the avoidance of doubt, if Vaximm does not elect to draw from the BCM Royalty Fund, no Licensor entity shall have any obligation to contribute royalties to any TAC Royalty Distribution Wallet, and royalties shall flow solely pursuant to Article 5.

7.5 Arbitration of TAC Disputes

Any dispute arising in connection with the TAC mechanism described in this Article 7 shall be subject to arbitration under the rules of the Swiss Arbitration Centre, as further described in Article 14.

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ARTICLE 8 DEVELOPMENT AND REGULATORY RESPONSIBILITIES

8.1 BCME’s Development Responsibilities

During the Term, BCME shall:

(a)	use Commercially Reasonable Efforts to fund and advance clinical development activities for VXM01 in accordance with the Development Plan, whether directly or through BCME-appointed contract research organizations, clinical operators, or the Fund;

(b)	prepare global partnering materials (including data packages, clinical summaries, regulatory dossiers, and commercial analyses) necessary to attract and negotiate with potential Ultimate Licensees;

(c)	use Commercially Reasonable Efforts to negotiate and execute an Ultimate License Agreement with a major global pharmaceutical or biotechnology company within five (5) years of the Effective Date (subject to reasonable extensions agreed in writing by the Parties);

(d)	maintain KYC/AML-compliant fund operations in compliance with applicable law, including Swiss financial regulations and any applicable U.S. securities laws;

(e)	keep Licensor reasonably informed of material developments in the clinical program and partnering activities by providing written progress reports no less frequently than semi-annually; and

(f)	promptly notify Licensor of any material adverse development affecting the clinical program or any proposed Ultimate License Agreement.

8.2 Vaximm’s Development and Scientific Responsibilities

During the Term, Vaximm shall:

(a)	cooperate fully with BCME on scientific and clinical diligence requests, including providing access to all relevant data, regulatory files, preclinical packages, and CMC documentation;

(b)	make its scientific and clinical personnel reasonably available to BCME for meetings, presentations to potential Ultimate Licensees, and regulatory authority interactions, at Vaximm’s cost for reasonable time and at BCME’s cost for expenses;

(c)	maintain all IPs filings (patents, patent applications, regulatory submissions, IND/CTA maintenance) that are necessary to preserve the value of the Licensed IP, at BCME’s reasonable direction;

(d)	promptly disclose to BCME any Intellectual Property improvements, inventions, or data generated by Vaximm relating to VXM01 that arise during the Term; and

(e)	cooperate with BCME in the preparation of materials and presentations for potential Ultimate Licensees.

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8.3 OSRH’s Administrative and Governance Responsibilities

During the Term, OSRH shall:

(a)	ensure that Vaximm fulfills its obligations under this Agreement, including by providing adequate organizational and financial resources to Vaximm for such purpose;

(b)	oversee and coordinate the execution and closing of the Asset Purchase Agreement in accordance with Article 3, and maintain complete and accurate accounting records in respect of the APA Purchase Price and the Transferred Assets;

(c)	receive, process, and account for all Milestone Payments and royalty pass-through amounts as the designated beneficiary;

(d)	maintain OSRH’s public company reporting obligations in a manner consistent with this Agreement; and

(e)	promptly notify BCME of any change in OSRH’s corporate structure, ownership of Vaximm, or financial condition that would materially affect BCME’s rights under this Agreement.

8.4 Joint Steering Committee

Within sixty (60) days following the Effective Date, the Parties shall establish a Joint Steering Committee (“JSC”) consisting of two (2) representatives from each of BCME and Licensor. The JSC shall:

(a)	meet quarterly (or more frequently as needed) to review progress under the Development Plan;

(b)	discuss and approve material amendments to the Development Plan;

(c)	serve as a forum for resolving operational disputes before escalation to senior management; and

(d)	have no authority to modify the economic terms of this Agreement without a formal written amendment executed by all Parties.

Each Party shall bear its own costs in connection with JSC participation. The JSC shall operate by consensus, failing which either Party may escalate to senior management in accordance with Section 14.1.

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ARTICLE 9 INTELLECTUAL PROPERTY

9.1 Ownership

As of the Effective Date, Vaximm holds exclusive ownership of all Licensed IP. Upon the closing of the Asset Purchase Agreement pursuant to Article 3, ownership of the Transferred Assets (which constitute the core of the Licensed IP) shall transfer outright from Vaximm to OSRH, and OSRH shall thereafter be the sole legal and beneficial owner of the Transferred Assets. Following such transfer, Vaximm shall retain no ownership interest in the Transferred Assets. Nothing in this Agreement shall be construed as a transfer or assignment of title to the Licensed IP from OSRH (or Vaximm, prior to closing of the Asset Purchase Agreement) to BCME or any third party. BCME receives only the license rights expressly set forth in Article 2, and such license rights shall remain in full force and effect regardless of the transfer of the Transferred Assets from Vaximm to OSRH.

9.2 Patent Prosecution and Maintenance

Subject to Section 9.3, OSRH (following the closing of the Asset Purchase Agreement) and Vaximm (prior to such closing) shall have the primary right and responsibility to prosecute and maintain all patents and patent applications within the Licensed IP. The responsible Party (OSRH post-closing, Vaximm pre-closing) shall:

(a)	use Commercially Reasonable Efforts to prosecute all patent applications within the Licensed IP (including those pending as of the Effective Date and those filed during the Term in respect of VXM01-related inventions);

(b)	consult with BCME in good faith regarding prosecution strategy for Licensed IP that is material to the commercialization of the Licensed Product;

(c)	promptly notify BCME of any action required to maintain any Licensed IP (including payment of maintenance fees) not less than sixty (60) days prior to the relevant deadline; and

(d)	provide BCME with copies of all material correspondence with patent offices relating to Licensed IP within fifteen (15) Business Days of receipt or submission.

9.3 BCME’s Right to Prosecute

If OSRH (following closing of the Asset Purchase Agreement) or Vaximm (prior to such closing) elects not to file, prosecute, or maintain any item of Licensed IP in any country or territory that BCME reasonably believes to be commercially significant, the responsible Party shall promptly (and in any event no fewer than thirty (30) days before any applicable deadline) notify BCME in writing. BCME shall then have the right, but not the obligation, to file, prosecute, and/or maintain such Licensed IP at its own cost and expense, and in such case the responsible Party shall execute such documents and take such actions as BCME may reasonably request to give effect thereto.

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9.4 Enforcement

OSRH (following closing of the Asset Purchase Agreement) or Vaximm (prior to such closing) shall have the primary right to institute proceedings against third-party infringers of the Licensed IP in the Territory. If the responsible Party elects not to institute proceedings against an infringer within ninety (90) days of BCME’s written request to do so (or within thirty (30) days if the infringement is causing material harm to the commercialization of the Licensed Product), BCME shall have the right, but not the obligation, to institute such proceedings in its own name or in the name of OSRH or Vaximm (as applicable, with the relevant Party’s reasonable cooperation). Each Party shall promptly notify the other of any known or suspected infringement of the Licensed IP.

9.5 Improvements and New IP

Any Intellectual Property generated or acquired by BCME or the Fund in connection with the development or sublicensing of VXM01 during the Term (“BCME Improvements”) shall be owned by BCME, subject to the following:

(a)	BCME hereby grants to OSRH (or Vaximm, to the extent it remains the IP owner prior to closing of the Asset Purchase Agreement) a non-exclusive, royalty-free, perpetual license to use all BCME Improvements solely in connection with the Licensed Product in the event of termination of this Agreement for any reason, to the extent necessary to enable OSRH (or Vaximm, as applicable) to exercise its rights in the Licensed Product upon reversion;

(b)	BCME shall promptly disclose all material BCME Improvements to OSRH (and, prior to closing of the Asset Purchase Agreement, to Vaximm); and

(c)	BCME Improvements shall be included within the scope of any sublicense granted to an Ultimate Licensee, consistent with the royalty and milestone structure under this Agreement.

9.6 IP Protections

OSRH (following closing of the Asset Purchase Agreement) and Vaximm (prior to such closing) shall take all actions reasonably necessary to ensure that the Licensed IP remains in full force and effect throughout the Term, including payment of all applicable maintenance fees, annuities, and prosecution costs. BCME shall reimburse the responsible Party for all reasonable and documented IP maintenance and prosecution costs within thirty (30) days of invoice, provided that BCME has approved such costs in advance for amounts exceeding USD 50,000 per item.

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ARTICLE 10 REPRESENTATIONS AND WARRANTIES

10.1 Mutual Representations and Warranties

Each Party represents and warrants to each other Party, as of the Effective Date, that:

(a)	it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization;

(b)	it has full corporate or organizational power and authority to execute, deliver, and perform its obligations under this Agreement;

(c)	this Agreement has been duly authorized by all necessary corporate or organizational action, and constitutes a legal, valid, and binding obligation of such Party, enforceable in accordance with its terms;

(d)	the execution, delivery, and performance of this Agreement does not conflict with, violate, or result in a breach of any applicable law, regulation, order, or judgment, or any material contract or agreement to which such Party is a party; and

(e)	there is no pending or, to such Party’s knowledge, threatened litigation, arbitration, governmental investigation, or other proceeding that would materially affect its ability to perform its obligations under this Agreement.

10.2 Additional Representations and Warranties of Licensor

Vaximm and OSRH, jointly and severally, represent and warrant to BCME that:

(a)	Vaximm is the exclusive owner of the Licensed IP, free and clear of all encumbrances, liens, and third-party rights (other than as expressly disclosed in Exhibit B), and has the right to grant the license set forth in Article 2;

(b)	to the best of Vaximm’s knowledge as of the Effective Date, the Licensed IP does not infringe any third-party intellectual property rights;

(c)	all patent applications included within the Licensed IP have been duly filed and are being prosecuted in good faith, and no material Licensed IP has lapsed or expired;

(d)	all clinical data, regulatory filings, and scientific information relating to VXM01 provided to BCME in connection with this transaction are accurate and complete in all material respects;

(e)	Vaximm has not previously licensed or granted any rights in the Licensed IP in the Licensed Field to any third party that would conflict with the rights granted to BCME herein; and

(f)	OSRH has the authority to cause Vaximm to perform all obligations of Vaximm under this Agreement.

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10.3 Additional Representations and Warranties of BCME

BCME represents and warrants to Licensor that:

(a)	BCME has the financial capacity and fund commitments necessary to fulfill its Milestone Payment obligations under Article 4, consistent with the Fund’s investment mandate;

(b)	the Fund is organized and operating in compliance with applicable Swiss financial and fund regulations;

(c)	BCME maintains KYC/AML compliance procedures and all participants in the Fund are subject to such procedures; and

(d)	BCME is not aware of any fact or circumstance that would prevent or materially impair its ability to pursue an Ultimate License Agreement.

10.4 Disclaimer

EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 10, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. LICENSOR DOES NOT REPRESENT OR WARRANT THAT THE DEVELOPMENT OF VXM01 WILL BE SUCCESSFUL OR THAT ANY REGULATORY APPROVAL WILL BE OBTAINED.

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ARTICLE 11 CONFIDENTIALITY

11.1 Confidentiality Obligations

Each Party (as a “Receiving Party”) shall hold in strict confidence all Confidential Information received from any other Party (as a “Disclosing Party”) and shall not, without the prior written consent of the Disclosing Party, disclose such Confidential Information to any third party or use such Confidential Information for any purpose other than performing its obligations or exercising its rights under this Agreement.

11.2 Permitted Disclosures

A Receiving Party may disclose Confidential Information:

(a)	to its directors, officers, employees, advisors, and consultants who have a need to know such Confidential Information for purposes of this Agreement, provided that each such person is bound by obligations of confidentiality at least as protective as those set forth in this Article 11;

(b)	to potential Ultimate Licensees or financing sources under appropriate non-disclosure agreements; and

(c)	as required by applicable law, regulation, stock exchange rule, or court order, provided that the Receiving Party gives the Disclosing Party prompt prior written notice (to the extent legally permissible) and cooperates with the Disclosing Party in seeking a protective order or other appropriate relief.

11.3 Exclusions

The confidentiality obligations set forth in this Article 11 shall not apply to information that:

(a)	is or becomes publicly available through no fault of the Receiving Party;

(b)	was in the Receiving Party’s possession prior to disclosure by the Disclosing Party, as evidenced by contemporaneous written records;

(c)	is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information; or

(d)	is received by the Receiving Party from a third party having the legal right to disclose such information without restriction.

11.4 Survival

The obligations of this Article 11 shall survive for a period of five (5) years following the termination or expiration of this Agreement.

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ARTICLE 12 INDEMNIFICATION

12.1 Indemnification by Licensor

Licensor shall indemnify, defend, and hold harmless BCME, its Affiliates, and its and their respective directors, officers, employees, and agents (each, a “BCME Indemnitee”) from and against any and all third-party claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to:

(a)	any breach by Licensor of any representation, warranty, covenant, or obligation under this Agreement;

(b)	any claim that the Licensed IP infringes any third-party intellectual property rights existing as of the Effective Date (subject to BCME providing prompt notice and cooperation); or

(c)	the gross negligence or willful misconduct of any Licensor entity.

12.2 Indemnification by BCME

BCME shall indemnify, defend, and hold harmless Licensor, its Affiliates, and its and their respective directors, officers, employees, and agents (each, a “Licensor Indemnitee”) from and against any and all third-party claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to:

(a)	any breach by BCME of any representation, warranty, covenant, or obligation under this Agreement;

(b)	any activities conducted by BCME, the Fund, or any sublicensee in connection with the development, commercialization, or sublicensing of the Licensed Product; or

(c)	the gross negligence or willful misconduct of BCME or the Fund.

12.3 Indemnification Procedure

A Party seeking indemnification (an “Indemnified Party”) shall: (a) promptly notify the indemnifying Party in writing of any claim for which indemnification is sought; (b) grant the indemnifying Party sole control over the defense and settlement of such claim (provided that the indemnifying Party shall not settle any claim in a manner that imposes any obligation on the Indemnified Party without the Indemnified Party’s prior written consent, not to be unreasonably withheld); and (c) provide the indemnifying Party with reasonable assistance and cooperation in connection with the defense of such claim, at the indemnifying Party’s expense.

12.4 Limitation of Liability

EXCEPT IN RESPECT OF (a) INDEMNIFICATION OBLIGATIONS, (b) PAYMENT OBLIGATIONS UNDER ARTICLES 4 AND 5, (c) BREACH OF CONFIDENTIALITY OBLIGATIONS, OR (d) FRAUD OR WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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ARTICLE 13 TERM AND TERMINATION

13.1 Term

This Agreement shall commence on the Effective Date and shall continue in full force and effect until the earlier of:

(a)	the expiration of the last-to-expire patent within the Licensed IP, on a country-by-country basis (provided that, following such expiration in any country, the license in such country shall remain in effect on a royalty-free, fully paid-up basis); or

(b)	the date on which the final royalty pass-through payment is made to OSRH following receipt of the final commercial royalty from the last-active Ultimate Licensee;

unless earlier terminated in accordance with this Article 13 (the “Term”).

13.2 Termination for Material Breach

Either Party may terminate this Agreement upon written notice to the breaching Party if:

(a)	the breaching Party commits a material breach of this Agreement; and

(b)	such breach remains uncured for sixty (60) calendar days following the non-breaching Party’s written notice identifying the breach in reasonable detail (or thirty (30) calendar days for a payment default).

For the avoidance of doubt, BCME’s material failure to pursue the Development Plan for twelve (12) consecutive months in accordance with Section 4.7 shall constitute a material breach.

13.3 Termination for Insolvency

Either Party may terminate this Agreement immediately upon written notice to any other Party if such other Party: (a) files a voluntary petition in bankruptcy, is adjudicated insolvent, or makes a general assignment for the benefit of its creditors; (b) has a receiver, administrator, or similar officer appointed over all or substantially all of its assets; or (c) is ordered by a court of competent jurisdiction to be wound up or dissolved.

13.4 Termination for Regulatory Prohibition

Either Party may terminate this Agreement immediately upon written notice if any Regulatory Authority of competent jurisdiction issues a final, non-appealable order prohibiting the performance of the activities contemplated by this Agreement in a manner that makes continued performance (including under any available regulatory exemptions or exclusions) commercially impracticable.

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13.5 Effects of Termination

Upon the termination of this Agreement for any reason:

(a)	License Reversion: All license rights granted to BCME under Article 2 shall automatically revert to Vaximm, and BCME shall promptly (and in any event within thirty (30) days) execute all documents and take all actions reasonably requested by Vaximm to give effect to such reversion;

(b)	Surviving Sublicenses: Any sublicense granted to an Ultimate Licensee prior to the effective date of termination shall, at Licensor’s election, either terminate or survive as a direct license between Vaximm and the Ultimate Licensee, on the terms of such sublicense;

(c)	Accrued Royalties: Royalties already paid to OSRH prior to termination shall be retained and are not refundable;

(d)	Delta Recovery: BCME’s right to recover the Negative Milestone Delta shall cease upon termination, unless otherwise agreed in writing;

(e)	Equity Option: If not previously exercised, the Equity Option shall lapse without compensation;

(f)	Asset Purchase Agreement: If the Asset Purchase Agreement has not yet been executed and closed as of the date of termination of this Agreement, the Parties shall have no further obligation to negotiate or execute the Asset Purchase Agreement, unless otherwise agreed in writing; and

(g)	Return of Materials: Each Party shall promptly return or destroy all Confidential Information of the other Parties, in accordance with Article 11.

13.6 Survival

The following provisions shall survive any termination or expiration of this Agreement: Article 1 (Definitions, to the extent referenced in surviving provisions); Section 5.4 (royalties already remitted); Article 9.1 (Ownership); Article 10.4 (Disclaimer); Article 11 (Confidentiality); Article 12 (Indemnification); Article 13.5 (Effects of Termination); Article 13.6 (Survival); and Article 14 (Dispute Resolution and Governing Law).

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ARTICLE 14 DISPUTE RESOLUTION AND GOVERNING LAW

14.1 Good Faith Negotiation

In the event of any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof (a “Dispute”), the Parties shall first attempt to resolve such Dispute through good faith negotiation between senior representatives of the Parties for a period of thirty (30) calendar days following written notice by one Party to the other identifying the Dispute in reasonable detail.

14.2 Arbitration

If the Parties are unable to resolve a Dispute through negotiation within the period specified in Section 14.1, such Dispute shall be finally resolved by binding arbitration administered by the Swiss Arbitration Centre in accordance with the Swiss Rules of International Arbitration then in effect. The arbitration shall be:

(a)	conducted before a panel of three (3) arbitrators, with each side designating one arbitrator and the two party-designated arbitrators jointly designating the presiding arbitrator (or, failing agreement, the presiding arbitrator to be appointed by the Swiss Arbitration Centre);

(b)	seated in Basel, Switzerland;

(c)	conducted in the English language; and

(d)	governed by Swiss law as set forth in Section 14.3.

The arbitral award shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction. Each Party shall bear its own costs of arbitration unless the arbitral tribunal determines otherwise.

14.3 Governing Law

This Agreement and all Disputes arising out of or in connection with it shall be governed by and construed in accordance with Swiss law, including specifically the law of the Canton of Basel-Stadt, Switzerland, without regard to its conflict of law principles. To the extent that substantive Swiss federal law applies, the provisions of the Swiss Code of Obligations shall govern.

14.4 Injunctive Relief

Notwithstanding the foregoing, each Party shall have the right to seek interim or emergency injunctive or other equitable relief from any court of competent jurisdiction to prevent irreparable harm pending the resolution of a Dispute through arbitration. The seeking of such relief shall not constitute a waiver of any arbitration right under this Article 14.

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ARTICLE 15 MISCELLANEOUS

15.1 Entire Agreement

This Agreement (including all Exhibits hereto), together with the Pledge Agreement associated herewith (and all Exhibits thereto), constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, representations, and understandings between the Parties, including the Term Sheet. In the event of any conflict between this Agreement and any Exhibit, this Agreement shall control unless the Exhibit expressly states otherwise. In the event of any conflict between this Agreement and the Pledge Agreement, this Agreement shall control except with respect to the creation, perfection, and enforcement of the security interest, as to which the Pledge Agreement shall control.

15.2 Amendments

This Agreement may not be amended, modified, or supplemented except by a written instrument duly executed by authorized representatives of all Parties.

15.3 Waiver

No failure or delay by any Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, power, or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

15.4 Severability

If any provision of this Agreement is held by a court or arbitral tribunal of competent jurisdiction to be invalid, illegal, or unenforceable, such provision shall be modified to the minimum extent necessary to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

15.5 Notices

All notices, demands, requests, and other communications required or permitted under this Agreement shall be in writing and shall be deemed duly given when: (a) delivered personally; (b) sent by internationally recognized overnight courier; (c) sent by registered or certified mail, return receipt requested, postage prepaid; or (d) sent by email (with confirmation of receipt), addressed as follows:

If to OSRH:

OSR Holdings, Inc.

Attn: Yeiseok “Jessi” Kim, COO

Email: jessi.kim@osrholdings.com

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If to Vaximm:

Vaximm AG

Attn: Andreas Niethammer, CEO

Email: andreas.neithammer@vaximm.com

If to BCME:

BCM Europe AG

Attn: Ralf Kubli, COO

Email: ralf.kubli@bellevuecm.com

Each Party may change its address by written notice to the other Parties.

15.6 Assignment

Neither BCME nor Licensor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that:

(a)	OSRH may assign its rights to receive Milestone Payments and royalty pass-through amounts to any subsidiary or affiliate without BCME’s consent;

(b)	Vaximm may assign its rights and obligations under this Agreement to any successor entity resulting from a merger, acquisition, or reorganization, provided that the successor expressly assumes all of Vaximm’s obligations hereunder in writing; and

(c)	BCME may assign its rights under this Agreement to any fund vehicle through which BCME channels capital for VXM01, provided that BCME remains primarily liable for all obligations hereunder.

Any purported assignment in violation of this Section 15.6 shall be void.

15.7 Change of Control

In the event of a Change of Control of BCME (meaning any transaction or series of transactions resulting in a change in the ultimate beneficial ownership of a majority of BCME’s voting equity), BCME shall promptly (and in any event within fifteen (15) Business Days of such Change of Control becoming effective) notify Licensor in writing. Licensor shall have the right, exercisable within sixty (60) days of such notice, to terminate this Agreement if the acquiring entity is a direct competitor of Vaximm or OSRH in the oncology immunotherapy space.

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15.8 Related Party Transaction Acknowledgment

The Parties acknowledge that this Agreement constitutes a related-party transaction, as BCME is the controlling and largest shareholder of OSRH, which in turn is the parent company and sole shareholder of Vaximm. While the common control between and among the Parties creates potential and actual conflicts of interest, the OSRH Board of Directors has reviewed and approved this Agreement in accordance with its related-party transaction policy, and the Fairness Opinion of Avance Life Sciences AG has been obtained and considered as a condition to the binding effectiveness of the Term Sheet and this Agreement.

15.9 Counterparts; Electronic Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures (including signatures transmitted by PDF, DocuSign, or equivalent) shall be deemed original signatures for all purposes.

15.10 Language

This Agreement is executed in the English language. In the event of any translation of this Agreement into another language, the English text shall prevail.

15.11 Further Assurances

Each Party shall, upon request of any other Party, execute and deliver such further instruments and documents and take such further actions as may be reasonably required to carry out the intent and purposes of this Agreement.

15.12 No Third-Party Beneficiaries

This Agreement is for the sole benefit of the Parties and their respective permitted successors and assigns. Nothing in this Agreement shall create or be deemed to create any rights in any third party, except that the Fund’s limited partners may have rights as contemplated by Section 5.2 with respect to the Minimum Preferred Return.

15.13 Headings

The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Global Exclusive License Agreement as of the Effective Date first written above.

OSR HOLDINGS, INC.		VAXIMM AG

Signature		Signature

Name:	Yeiseok Kim	Name:	Dr. Andreas Niethammer
Title:	Chief Operating Officer	Title:	Chief Executive Officer
Date:	April 29, 2026	Date:	April 29, 2026

BCM EUROPE AG

Signature

Name:	Ralf Kubli
Title:	Chief Operating Officer
Date:	April 29, 2026

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EXHIBIT A

MILESTONE SCHEDULE

(Reference: Article 4 — Balanced Scenario, Avance Life Sciences Fairness Analysis)

This Exhibit A sets forth the complete schedule of milestone payments payable by BCME to OSRH pursuant to Article 4 of this Agreement. All amounts are in United States Dollars. Each milestone payment is one-time, non-refundable, and non-creditable (except as expressly stated herein). Milestone payments with respect to Net Sales thresholds are payable only once per threshold level per indication, regardless of subsequent fluctuations in Net Sales.

A. CLINICAL MILESTONES

Milestone	Triggering Event	Payment
GBM – End of Phase II	Completion of Phase II trial in GBM with at least a pre-defined minimum efficacy signal as agreed with the JSC	USD 5,000,000
GBM – End of Phase III	Completion of Phase III trial in GBM meeting primary endpoint(s)	USD 15,000,000
PDAC – End of Phase II	Completion of Phase II trial in PDAC with at least a pre-defined minimum efficacy signal as agreed with the JSC	USD 7,000,000
PDAC – End of Phase III	Completion of Phase III trial in PDAC meeting primary endpoint(s)	USD 20,000,000
Clinical Subtotal		USD 47,000,000

B. REGULATORY MILESTONES

Milestone	Triggering Event	Payment
GBM – FDA Filing	Acceptance of BLA/NDA filing by FDA for GBM indication	USD 5,000,000
GBM – FDA Approval	FDA grant of marketing authorization for GBM indication in USA	USD 15,000,000
GBM – EMA Approval	EMA grant of marketing authorization for GBM indication (any EU5 country)	USD 10,000,000
GBM – PMDA Approval	MFDS grant of marketing authorization for GBM indication in Korea	USD 5,000,000
PDAC – FDA Filing	Acceptance of BLA/NDA filing by FDA for PDAC indication	USD 10,000,000
PDAC – FDA Approval	FDA grant of marketing authorization for PDAC indication in USA	USD 25,000,000
PDAC – EMA Approval	EMA grant of marketing authorization for PDAC indication (any EU5 country)	USD 15,000,000
PDAC – PMDA Approval	MFDS grant of marketing authorization for PDAC indication in Korea	USD 8,000,000
Regulatory Subtotal		USD 93,000,000

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C. COMMERCIAL AND NET SALES MILESTONES — GBM

Milestone	Triggering Event	Payment
GBM – First Commercial Sale	First commercial sale of Licensed Product for GBM in any major market	USD 5,000,000
GBM – Net Sales > $50M	Annual GBM Net Sales exceed USD 50 million in any calendar year	USD 10,000,000
GBM – Net Sales > $100M	Annual GBM Net Sales exceed USD 100 million in any calendar year	USD 15,000,000
GBM – Net Sales > $200M	Annual GBM Net Sales exceed USD 200 million in any calendar year	USD 35,000,000
GBM – Net Sales > $250M	Annual GBM Net Sales exceed USD 250 million in any calendar year	USD 50,000,000
GBM Commercial Subtotal		USD 115,000,000

D. COMMERCIAL AND NET SALES MILESTONES — PDAC

Milestone	Triggering Event	Payment
PDAC – First Commercial Sale	First commercial sale of Licensed Product for PDAC in any major market	USD 10,000,000
PDAC – Net Sales > $100M	Annual PDAC Net Sales exceed USD 100 million in any calendar year	USD 25,000,000
PDAC – Net Sales > $250M	Annual PDAC Net Sales exceed USD 250 million in any calendar year	USD 50,000,000
PDAC – Net Sales > $500M	Annual PDAC Net Sales exceed USD 500 million in any calendar year	USD 85,000,000
PDAC – Net Sales > $750M	Annual PDAC Net Sales exceed USD 750 million in any calendar year	USD 110,000,000
PDAC – Net Sales > $1.0B	Annual PDAC Net Sales exceed USD 1.0 billion in any calendar year	USD 130,000,000
PDAC – Net Sales > $1.25B	Annual PDAC Net Sales exceed USD 1.25 billion in any calendar year	USD 150,000,000
PDAC Commercial Subtotal		USD 560,000,000

E. AGGREGATE MILESTONE SUMMARY

Category	Amount	% of Total
Clinical Milestones (GBM + PDAC)	USD 47,000,000	5.8%
Regulatory Milestones (GBM + PDAC)	USD 93,000,000	11.4%
Commercial Milestones — GBM	USD 115,000,000	14.1%
Commercial Milestones — PDAC	USD 560,000,000	68.7%
TOTAL MAXIMUM	USD 815,000,000	100.0%

Notes: (1) All milestone payments are payable in USD. (2) Net Sales milestones are based on annual Net Sales (measured on a rolling 12-month basis commencing from First Commercial Sale). (3) Each net sales threshold milestone is payable only once, regardless of whether Net Sales subsequently fall below the applicable threshold. (4) Milestone payments shall be made within 45 days of the triggering event. (5) Milestone payments received by BCME from the Ultimate Licensee shall be applied in the calculation of the Negative Milestone Delta as described in Section 5.2.

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EXHIBIT B

LICENSED INTELLECTUAL PROPERTY

(Reference: Article 2 and Article 9)

This Exhibit B identifies the principal Licensed IP as of the Effective Date. The Parties acknowledge that additional Intellectual Property may be added to this Exhibit by mutual written agreement as the Licensed IP portfolio evolves.

A. PATENT PORTFOLIO

Vaximm actively maintains 4 patent families relating to VXM01, covering manufacturing processes, dosing, combination therapy, and tumor expression approaches. The following table sets forth all active patents and pending applications within the Licensed IP as of March 2026.

Patent / Application No.	Title / Subject Matter	Territory	Expiry	Status
Family 1 — Manufacturing: WO 2013/091898
US 9,493,738	Method for Producing High Yield Attenuated Salmonella Strains	US	21/12/2032	Granted
EP 2,794,849	Method for Producing High Yield Attenuated Salmonella Strains	EP (BE, CH, DE, DK, ES, FR, GB, IE, IT, NL, PL, SE)	21/12/2032	Granted
JP 6,251,179	Method for Producing High Yield Attenuated Salmonella Strains	Japan	21/12/2032	Granted
KR 10-2015932	Method for Producing High Yield Attenuated Salmonella Strains	Korea	21/12/2032	Granted
CN 104066834	Method for Producing High Yield Attenuated Salmonella Strains	China	21/12/2032	Granted
AU 2012359166	Method for Producing High Yield Attenuated Salmonella Strains	Australia	21/12/2032	Granted
CA 2,853,656	Method for Producing High Yield Attenuated Salmonella Strains	Canada	21/12/2032	Granted
IN 313960	Method for Producing High Yield Attenuated Salmonella Strains	India	21/12/2032	Granted
ZA 2014/04501	Method for Producing High Yield Attenuated Salmonella Strains	South Africa	21/12/2032	Granted
Family 2 — VXM01 Dosing: WO 2014/005683
US 9,415,098	DNA Vaccine for Use in Pancreatic Cancer Patients	US	26/06/2033	Granted
US 10,293,037	DNA Vaccine for Use in Pancreatic Cancer Patients (CON)	US	26/06/2033	Granted
EP 2,869,836	DNA Vaccine for Use in Pancreatic Cancer Patients	EP (BE, CH, DE, DK, ES, FR, GB, IE, IT, NL, PL, SE)	26/06/2033	Granted
JP 6,325,534	DNA Vaccine for Use in Pancreatic Cancer Patients	Japan	26/06/2033	Granted

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Patent / Application No.	Title / Subject Matter	Territory	Expiry	Status
KR 10-2090612	DNA Vaccine for Use in Pancreatic Cancer Patients	Korea	26/06/2033	Granted
CN 104519908	DNA Vaccine for Use in Pancreatic Cancer Patients	China	26/06/2033	Granted
AU 2013286335	DNA Vaccine for Use in Pancreatic Cancer Patients	Australia	26/06/2033	Granted
AU 2017258877	DNA Vaccine for Use in Pancreatic Cancer Patients (DIV)	Australia	26/06/2033	Granted
CA 2,877,938	DNA Vaccine for Use in Pancreatic Cancer Patients	Canada	26/06/2033	Granted
IN 180/DELNP/2015	DNA Vaccine for Use in Pancreatic Cancer Patients	India	26/06/2033	Granted
ZA 2014/09156	DNA Vaccine for Use in Pancreatic Cancer Patients	South Africa	26/06/2033	Granted
Family 5 — VXM01 Combination Therapy: WO 2016/202459
US 10,905,752	VEGFR-2 Targeting DNA Vaccine for Combination Therapy	US	16/06/2036	Granted
US 17/107,203	VEGFR-2 Targeting DNA Vaccine for Combination Therapy (CON)	US	16/06/2036	Pending
EP 3,310,379	VEGFR-2 Targeting DNA Vaccine for Combination Therapy	EP (BE, CH, DE, DK, ES, FR, GB, IE, IT, NL, PL, SE)	16/06/2036	Granted
EP 3,626,262	VEGFR-2 Targeting DNA Vaccine for Combination Therapy (DIV)	EP (CH, ES, GB, IE, NO, PL + Unitary Patent)	16/06/2036	Granted
JP 2017-565248	VEGFR-2 Targeting DNA Vaccine for Combination Therapy	Japan	16/06/2036	Granted
KR 10-2018-7001398	VEGFR-2 Targeting DNA Vaccine for Combination Therapy	Korea	16/06/2036	Under Examination
KR 10-2025-7001040	VEGFR-2 Targeting DNA Vaccine for Combination Therapy (DIV)	Korea	16/06/2036	Filed
CN 107995868	VEGFR-2 Targeting DNA Vaccine for Combination Therapy	China	16/06/2036	Granted
AU 2016278588	VEGFR-2 Targeting DNA Vaccine for Combination Therapy	Australia	16/06/2036	Granted
CA 2,989,247	VEGFR-2 Targeting DNA Vaccine for Combination Therapy	Canada	16/06/2036	Granted
IN 467201	VEGFR-2 Targeting DNA Vaccine for Combination Therapy	India	16/06/2036	Granted
HK 1252435	VEGFR-2 Targeting DNA Vaccine for Combination Therapy	Hong Kong	16/06/2036	Granted
HK 40026195	VEGFR-2 Targeting DNA Vaccine for Combination Therapy (DIV)	Hong Kong	16/06/2036	Granted
ZA 2017/08439	VEGFR-2 Targeting DNA Vaccine for Combination Therapy	South Africa	16/06/2036	Granted

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Patent / Application No.	Title / Subject Matter	Territory	Expiry	Status
Family 7 — VXM01 Tumor Expression: WO 2018/149982
US 10,980,868	Novel VEGFR-2 Targeting Immunotherapy Approach	US	16/02/2038	Granted
EP 18 704 568.7	Novel VEGFR-2 Targeting Immunotherapy Approach	EP	16/02/2038	Under Examination
JP 2019-544614	Novel VEGFR-2 Targeting Immunotherapy Approach	Japan	16/02/2038	Granted
KR 10-2019-7026398	Novel VEGFR-2 Targeting Immunotherapy Approach	Korea	16/02/2038	Under Examination
KR 10-2024-7035606	Novel VEGFR-2 Targeting Immunotherapy Approach (DIV)	Korea	16/02/2038	Filed
CN 201880012318.8	Novel VEGFR-2 Targeting Immunotherapy Approach	China	16/02/2038	Under Examination
AU 2018222777	Novel VEGFR-2 Targeting Immunotherapy Approach	Australia	16/02/2038	Granted
ZA 2019/04883	Novel VEGFR-2 Targeting Immunotherapy Approach	South Africa	16/02/2038	Under Examination

B. REGULATORY FILES AND DATA PACKAGES

All regulatory files, INDs, CTAs, clinical study reports, preclinical data packages, CMC packages, and regulatory correspondence relating to VXM01 held by Vaximm as of the Effective Date, including without limitation:

●	GBM Phase I/II clinical study data and reports

●	PDAC Phase I clinical study data and reports

●	All IND filings and correspondence with FDA

●	All CTA filings and correspondence with EMA and national authorities

●	All preclinical pharmacology and toxicology data packages

●	All CMC and manufacturing documentation

C. KNOW-HOW

All trade secrets, know-how, and proprietary information of Vaximm relating to VXM01, including process knowledge, formulation know-how, cell line information, and clinical development expertise accumulated by Vaximm’s scientific team.

[Note: Vaximm shall provide a complete and updated schedule of its patent register and regulatory file inventory within 30 days of the Effective Date for incorporation into this Exhibit B.]

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EXHIBIT C

INITIAL DEVELOPMENT PLAN

(Reference: Article 8)

This Exhibit C sets forth the initial high-level Development Plan for VXM01. The Parties shall review and update this Plan at each quarterly JSC meeting, and any material amendments shall require the written consent of both Parties.

PHASE 1 — IMMEDIATE PRIORITIES (0–12 Months from Effective Date)

Activity	Responsible	Timeline	Description
Technology Transfer	BCME / Vaximm	0–2 months	Complete transfer of all Licensed IP, regulatory files, and know-how per Article 2.5
JSC Establishment	All Parties	0–2 months	Establish Joint Steering Committee per Section 8.4
GBM Ph. 2b Continuation	BCME / Fund	0–6 months	Fund and initiate continuation of GBM Phase 2b adaptive trial
PDAC Ph. 2 Design	BCME / Vaximm	3–9 months	Finalize Phase 2 protocol and regulatory strategy for PDAC indication
Partnering Preparation	BCME	3–12 months	Prepare VXM01 data package and partnering materials for potential Ultimate Licensees
IP Maintenance	Vaximm / BCME	Ongoing	Ensure all patent maintenance fees and prosecution activities are current

PHASE 2 — CLINICAL ADVANCEMENT (12–36 Months from Effective Date)

Activity	Responsible	Timeline	Description
GBM Ph. 2b/3 Completion	BCME / Fund	12–30 months	Complete GBM Phase 2b and initiate/complete Phase 3 per protocol
PDAC Ph. 2 Execution	BCME / Fund	12–36 months	Execute PDAC Phase 2 trial in at least 2 major territories
Ultimate License Partnering	BCME	12–36 months	Approach and negotiate with at least 3 major global pharma/biotech companies
Regulatory Strategy	BCME / Vaximm	Ongoing	Develop and maintain global regulatory strategy for GBM and PDAC NDA/BLA pathways

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PHASE 3 — OUT-LICENSING (36–60 Months from Effective Date)

Activity	Responsible	Timeline	Description
Ultimate License Agreement Execution	BCME	36–60 months	Execute Ultimate License Agreement with a major global pharmaceutical partner
Regulatory Submissions	Ultimate Licensee / BCME	Post-Phase 3	Support NDA/BLA filing and approval in USA, EU5, Korea
Commercialization Support	Ultimate Licensee	Post-Approval	Commercial launch and net sales milestone achievement

[Note: This Development Plan reflects the Parties’ current good-faith intentions. Timelines are subject to clinical results, regulatory feedback, and market conditions. The JSC shall review and update this Plan quarterly. All material changes require written amendment by all Parties.]

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EXHIBIT D

SUMMARY TERMS OF ASSET PURCHASE AGREEMENT

(Reference: Article 3)

ASSET PURCHASE AGREEMENT — SUMMARY TERMS

Date: ____________________________

To: OSR Holdings, Inc. Attn: Chief Financial Officer

From: Vaximm AG Attn: Chief Executive Officer

This Exhibit D sets forth the agreed summary terms of the Asset Purchase Agreement to be entered into between Vaximm AG (“Seller”) and OSR Holdings, Inc. (“Buyer”) pursuant to Article 3 of the Global Exclusive License Agreement dated April 29, 2026 (the “License Agreement”). The Parties acknowledge that the definitive Asset Purchase Agreement shall be negotiated in good faith and executed within thirty (30) days of the Effective Date of the License Agreement. The following terms are agreed in principle and shall be reflected in the definitive Asset Purchase Agreement:

1.	Transaction Structure. An outright sale, transfer, and assignment by Vaximm to OSRH of all right, title, and interest in and to the Transferred Assets (as defined in the License Agreement and identified in Exhibit B thereto), constituting the VXM01 patent family and related intellectual property.

2.	Purchase Price. The gross purchase price for the Transferred Assets shall be USD 30,000,000 (the “APA Purchase Price”), payable by OSRH to Vaximm in immediately available funds in accordance with the payment schedule to be agreed in the definitive Asset Purchase Agreement.

3.	Execution Deadline. The Parties shall follow up, negotiate in good faith, and execute the definitive Asset Purchase Agreement no later than thirty (30) days following the Effective Date of the License Agreement (i.e., by May 29, 2026).

5.	Governing Terms. The definitive Asset Purchase Agreement shall include customary representations and warranties of title, authority, and non-encumbrance by Vaximm; customary indemnification provisions; and such other terms as are customary for transactions of this type under Swiss law.

4.	Continuity of License. The exclusive license granted to BCME under the License Agreement shall remain in full force and effect and shall not be affected by the transfer of the Transferred Assets from Vaximm to OSRH. Following the closing of the Asset Purchase Agreement, OSRH shall stand in the place of Vaximm as the licensor of the Licensed IP for all purposes under the License Agreement.

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VAXIMM AG

By:
Name:
Title:
Date:

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EXHIBIT E

FORM OF EQUITY OPTION EXERCISE NOTICE

(Reference: Section 6.3)

EQUITY OPTION EXERCISE NOTICE

Date: ____________________________

To: BCM Europe AG Attn: Chief Operating Officer

From: OSR Holdings, Inc. Attn: Chief Financial Officer

Pursuant to Section 6.3 of the Global Exclusive License Agreement dated April 29, 2026 (the “Agreement”), OSR Holdings, Inc. hereby exercises the Equity Option as follows:

1. Exercise Amount: USD ____________________________

2. Number of Shares to be Issued: ____________________________ shares of OSRH common stock (at USD 10.00 per share)

3. Proposed Closing Date: ____________________________ (being not fewer than 20 Business Days from the date hereof)

4. Delivery Instructions: Shares to be issued to:

Registered Name: ____________________________

Broker/DTC Participant No.: ____________________________

Account No.: ____________________________

5. Aggregate exercises to date (including this exercise): USD ____________________________

6. Remaining Equity Option capacity: USD ____________________________

OSR Holdings, Inc. confirms that this exercise is within the Exercise Window and within the maximum aggregate Exercise Amount of USD 15,000,000.

OSR HOLDINGS, INC.

By:
Name:
Title:
Date:

[Signature page to Global Exclusive License Agreement — Exhibit E]

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